Exhibit 99.1

First Subjects Dosed in Cocrystal Pharma’s Phase 1b Study Evaluating CDI-988 for Norovirus Prevention and Treatment

●	CDI-988 is a direct-acting, oral antiviral being developed for norovirus
●	Norovirus challenge study is underway at Emory University School of Medicine to evaluate efficacy and safety of CDI-988
●	No approved treatments or vaccines are available for norovirus treatment and prevention, posing a significant unmet need and contributing to a global economic burden of $60 billion annually

BOTHELL, Wash. (March 9, 2026) – Cocrystal Pharma, Inc. (Nasdaq: COCP) (“Cocrystal” or the “Company”) announces the first subjects have been dosed in a Phase 1b norovirus challenge study (NCT07198139) to evaluate CDI-988 as both a preventive and treatment for norovirus infections. This cohort is to assess the infectivity rate of the challenge inoculum, GII.2 (Snow Mountain Virus). CDI-988 is a direct-acting, oral antiviral designed to inhibit a highly conserved region of the viral 3CL protease present in all known norovirus strains, including GII.2, GII.4 and recently re-emerging GII.17 variants. It is the first oral antiviral drug candidate developed for norovirus acute gastroenteritis.

“Commencement of this study is a significant milestone for Cocrystal and a critical step toward addressing a serious global unmet medical need, given the debilitating symptoms and high societal cost of norovirus outbreaks,” said Sam Lee, Ph.D., President and co-CEO of Cocrystal Pharma. “CDI-988 has particular potential in high-risk environments such as hospitals, nursing homes, cruise ships, schools and military facilities. The human challenge model is designed to provide proof-of-concept for our compound in a tightly controlled setting.”

The Phase 1b randomized, double-blind, placebo-controlled study is being conducted at Emory University School of Medicine and will enroll up to 40 healthy subjects ages 18–49. All participants will be infected with the norovirus GII.2 (Snow Mountain Virus) strain.

●	The first cohort will evaluate the infectivity rate of the challenge inoculum, GII.2 norovirus
●	Subsequent cohorts will be orally administered CDI-988 or placebo
●	The primary endpoint is efficacy versus placebo in reducing the incidence of clinical symptoms
●	Secondary endpoints include reduction of viral shedding and disease severity, and safety and pharmacokinetic profiles

“This challenge study is the first clinical trial involving a direct-acting antiviral specifically targeting norovirus infections. The efficacy and safety data from this study are expected to provide a strong rationale for further clinical advancement of CDI-988, and validate our proprietary structure-based drug discovery platform technology,” added Dr. Lee. “We would like to thank the volunteers for the norovirus challenge study and staff from Emory University School of Medicine who are currently participating in the study.”

CDI-988 previously demonstrated favorable safety and tolerability in a Phase 1 study across all dose levels, including the highest dose of 1200 mg being administered in the Phase 1b human challenge study. In September 2025 Cocrystal received a Study May Proceed Letter from the FDA and in December 2025 received Institutional Review Board approval from Emory University School of Medicine.

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About Norovirus

With an estimated 685 million global cases annually and a $60 billion worldwide economic impact, norovirus represents one of healthcare’s most pressing unmet needs. In the U.S., noroviruses are responsible for an estimated 21 million infections annually, including 109,000 hospitalizations, 465,000 emergency department visits and an estimated 900 deaths. The annual burden of norovirus to the U.S. is estimated at $10.6 billion. Noroviruses are responsible for up to 1.1 million hospitalizations and 218,000 deaths annually in children in the developing world.

Cocrystal Pharma’s Structure-Based Drug Discovery Platform Technology

Cocrystal’s proprietary structural biology, along with its expertise in enzymology and medicinal chemistry, enable its development of novel antiviral agents. The Company’s platform provides a three-dimensional structure of inhibitor complexes at near-atomic resolution, providing immediate insight to guide Structure Activity Relationships. This helps identify novel binding sites and enables a rapid turnaround of structural information through highly automated X-ray data processing and refinement. The goal of this technology is to facilitate the development of novel broad-spectrum antivirals for the treatment of acute, chronic and potentially pandemic viral diseases.

About Cocrystal Pharma, Inc.

Cocrystal Pharma, Inc. is a clinical-stage biotechnology company discovering and developing novel antiviral therapeutics that target the replication process of influenza viruses, coronaviruses (including SARS-CoV-2), noroviruses and hepatitis C viruses. Cocrystal employs unique structure-based technologies to create viable antiviral drugs. For further information about Cocrystal, please visit www.cocrystalpharma.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our norovirus study, the potential of CDI-988 for treatment and prevention of norovirus infections, and expectations that the outcome of the study will provide proof-of-concept and validation for further clinical advancement of our CDI-988 product candidate. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events. Some or all of the events anticipated by these forward-looking statements may not occur. Important factors that could cause actual results to differ from those in the forward-looking statements include, but are not limited to, the risks and uncertainties arising from inflation, affordability, the possibility of a recession, the impact of future interest rate changes on the economy, uncertainty surrounding and impacts arising from tariffs and litigation and developments relating thereto, and geopolitical conflicts including those in the Middle East and Ukraine on our Company, our collaboration partners, and on the U.S. and global economies, including manufacturing and research delays arising from raw materials and labor shortages, supply chain disruptions and other business interruptions including any adverse impacts on our ability to obtain raw materials for and otherwise proceed with the norovirus study or subsequent studies as well as similar problems with our vendors and our current and any future clinical research organizations (CROs) and contract manufacturing organizations (CMOs), the progress and results of the studies including any adverse findings or delays, the ability of us and our CROs to recruit volunteers for, and to otherwise proceed with, clinical studies, our and our collaboration partners’ technology and software performing as expected, financial difficulties experienced by certain partners, the results of any current and future preclinical and clinical studies, general risks arising from clinical studies, receipt of regulatory approvals, regulatory changes and any adverse developments which may arise therefrom, potential mutations in a virus we are targeting that may result in variants that are resistant to a product candidate we develop, the potential for the development of effective treatments by competitors which could reduce or eliminate a prospective future market share commercializing any product candidates we may develop in the future, and our ability to meet our future liquidity needs. Further information on our risk factors is contained in our filings with the SEC, including the “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024 and the Prospectus dated September 25, 2025. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:

Alliance Advisors IR

Jody Cain

310-691-7100

jcain@allianceadvisors.com

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